EXHIBIT 4.6.1


                                  AMENDMENT TO
                    AMENDED AND RESTATED SECURED SENIOR NOTE
                    ----------------------------------------



         THIS AMENDMENT TO AMENDED AND RESTATED SECURED SENIOR NOTE, effective as of December 13, 2005 (this "AMENDMENT"), is entered into by and between CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the "COMPANY"), and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "PURCHASER" and, together with any registered assigns, the "HOLDER").

                                 R E C I T A L S

     A. The Company and the Purchaser are parties to that certain Third Amended and Restated Securities Purchase Agreement dated as of January 29, 2004, as amended by a March 25 Amendment to Securities Purchase Agreement dated as of March 25, 2004, a Consent and First Amendment to Third Amended and Restated Securities Purchase Agreement dated as of April 2, 2004, a Third Amendment to Third Amended and Restated Securities Purchase Agreement dated as of May 28, 2004, and a Fourth Amendment to Third Amended and Restated Securities Purchase Agreement dated as of June 25, 2004 (as so amended, the "SECURITIES PURCHASE AGREEMENT").

     B. The Purchaser is the holder of that certain Amended and Restated Secured Senior Note, as amended and restated January 29, 2004, issued by the Company to the Purchaser in the original principal amount of $15,000,000 (the "TERM D NOTE"). Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement or the Term D Note, as the case may be.

     C. As provided in that certain letter agreement dated December 13, 2005 (the "TERM D NOTE LETTER Agreement") between the Company and the Purchaser, the Company has requested that the Purchaser extend the Maturity Date of the Term D Note from December 15, 2005, to December 18, 2006, and the Purchaser has agreed to do so, on the terms and subject to the conditions set forth in the Term D Note Letter Agreement and this Amendment.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. AMENDMENT OF SECTION 3 (MATURITY DATE). Section 3 of the Term D Note is hereby amended to read in its entirety as follows:

          "3. MATURITY DATE. The Company shall pay in full the entire outstanding principal balance of this Note, together with all premium, if any, accrued and unpaid interest on, and all other amounts owing under this Note, on December 18, 2006 (the "MATURITY DATE")."

     2. COMPANY REPRESENTATIONS AND WARRANTIES. To induce the Purchaser to enter into this Amendment, the Company represents and warrants to the Purchaser that:

          (a) This Amendment has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and constitutes a legal, valid and binding obligation of the Company and each such Subsidiary Guarantor, enforceable against each of them in accordance with its terms;

          (b) The execution, delivery and performance of the Term D Letter Agreement by the Company and this Amendment (the "AMENDMENT DOCUMENTS") by the Company and the Subsidiary Guarantors, and the consummation of the other transactions contemplated hereby and thereby, do not violate or conflict with, or cause a default under, or give rise to a right of termination under, (i) the charter or bylaws of the Company or any of its Subsidiaries, as in effect on the date hereof; (ii) any Material Contract (including any Securitization Transaction Document), indenture, note, mortgage, instrument or other agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its or their properties or assets are bound or (iii) any Applicable Laws;

          (c) Neither the Company nor any of its Subsidiaries or other Affiliates is required to obtain any Consent in connection with execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby, or for the purpose of maintaining in full force and effect any Licenses and Permits of the Company or any of its Subsidiaries, from (a) any Governmental Authority, (b) any trustee, Credit Enhancer, rating agency or other party to any Securitization Transaction in connection with the execution and delivery of this Amendment or any Related Agreement or (c) any other Person;

          (d) The outstanding principal balances and "Maturity Dates" of the Notes, respectively, are as follows (provided that the "Maturity Date" of the Term D Note gives effect to this Amendment):

                                      Outstanding
Note                                Principal Balance            Maturity Date
----                                -----------------            -------------
Term B Note............                 $19,828,527            December 15, 2005
Term D Note............                  15,000,000            December 18, 2006
Term E Note............                  15,000,000                 May 27, 2006
Term F Note............                  10,000,000                June 24, 2006
                                    -----------------
                                        $59,828,527
                                    =================

          (e) No Default or Event of Default has occurred and is continuing or will result from the execution, delivery or performance of any Amendment Document or the consummation of the transactions contemplated hereby and thereby;

          (f) The security interests and liens granted by the Company under the Collateral Documents continue to constitute legal, valid, enforceable and perfected first priority security interests in the Collateral, prior in right to all other Liens, which secure the due and punctual payment, performance and observance in full of all Obligations, including, without limitation, all Indebtedness and other Obligations under the Term B Note, the Term D Note, as amended hereby, the Term E Note and the Term F Note; and

          (g) Since June 25, 2004, the Company has not formed or acquired any Subsidiaries other than Special Purpose Entities formed solely for the purposes of effectuating Securitization Transactions.

     3. CONFIRMATION; FULL FORCE AND EFFECT. The amendment set forth in Section 1 above shall amend the Term D Note on and as of the date hereof, and the Term D Note shall remain in full force and effect, as amended thereby, from and after the date hereof in accordance with its terms. The Company hereby ratifies, approves and affirms in all respects each of the Securities Purchase Agreement, each of the Notes, the Collateral Documents (including the Liens granted in favor of the Purchaser under the Collateral Documents) and each of the other Related Agreements, the terms and other provisions hereof and thereof and the Obligations hereunder and thereunder. The execution, delivery and performance of this Amendment shall not operate as a waiver of, or limitation with respect to, any right, power or remedy of the Purchaser under the Securities Purchase Agreement, the Term D Note, as amended hereby, any other Note, any Collateral Documents, any other Related Agreement or any Applicable Laws.

     4. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Amendment, together with the Term D Note Letter Agreement, constitute the entire understanding and agreement between the Company and the Purchaser with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings with respect thereto. This Amendment shall inure to the benefit of, and be binding upon, the Company, the Purchaser and their respective successors and permitted assigns.

     5. GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such State, without regard to principles regarding choice of law or conflicts of laws.

     6. COUNTERPARTS. This Amendment may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and delivered by its duly authorized representatives as of the date first written above.

                                       COMPANY

                                       CONSUMER PORTFOLIO SERVICES, INC.,
                                       a California corporation



                                       By: /s/ Charles E. Bradley, Jr.
                                           ------------------------------------
                                           Charles E. Bradley, Jr.
                                           President and Chief Executive Officer



AGREED TO AND ACCEPTED:

LEVINE LEICHTMAN CAPITAL PARTNERS, INC.

         On behalf of LEVINE LEICHTMAN
         CAPITAL PARTNERS II, L.P.


         By: /s/ Steven E. Hartman
             ------------------------------
             Steven E. Hartman
             Vice President

                           ACKNOWLEDGMENT AND CONSENT
                            OF SUBSIDIARY GUARANTORS
                            ------------------------


         Each of the undersigned Subsidiary Guarantors hereby acknowledges that it has read the foregoing Amendment to Amended and Restated Secured Senior Note and consents to its terms. Each of the undersigned further acknowledges and agrees that the Term D Note, as amended by the foregoing Amendment, and the other Notes each constitutes a Guarantied Obligation and reaffirms its obligations under the Subsidiary Guaranty and the other Related Agreements to which it is a party, all of which remains in full force and effect.


                  CPS LEASING, INC., a Delaware corporation

                  CPS MARKETING, INC., a California corporation

                  MFN FINANCIAL CORPORATION, a Delaware corporation

                  MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

                  MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

                  MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

                  MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

                  MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

                  MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

                  MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

                  MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

                  MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

                  MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

                  MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

                  MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

                  MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

                  MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

                  MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

                  MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

                  MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

                  MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

                  MFC FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

                  MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

                  MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

                  MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

                  MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

                  MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

                  MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

                  GULFCO INVESTMENT, INC., a Louisiana corporation

                  GULFCO FINANCE COMPANY, a Louisiana corporation

                  MIDLAND FINANCE CO., an Illinois corporation

                  MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

                  TFC ENTERPRISES, INC., a Delaware corporation (the surviving corporation of the TFC Merger)

                  THE FINANCE COMPANY, a Virginia corporation

                  FIRST COMMUNITY FINANCE, INC., a Virginia corporation

                  RECOVERIES, INC., a Virginia corporation

                  PC ACCEPTANCE.COM, INC., a Virginia corporation

                  THE INSURANCE AGENCY, INC., a Virginia corporation

                  71270 CORP., a Delaware corporation



                  By: ___________________________________
                  Name: _________________________________
                  Title: ________________________________


                  By: ___________________________________
                  Name: _________________________________
                  Title: ________________________________